Exhibit 10.2

 AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT (this “Amendment”) dated as of October 7, 2007, by and between United Industrial Corporation, a Delaware corporation (“Employer”) and James H. Perry (“Employee”).

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to that certain Employment Agreement dated March 3, 2000 (the “Employment Agreement”) and they desire to amend those provisions of the Employment Agreement that survived its termination effective February 28, 2004, as provided herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.             Section 4(v) of the Employment Agreement, which by its express terms survived the termination of said agreement, shall be amended by adding the following new provision at the end thereof:

“In the event that the Employee is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (“Code”)) in accordance with procedures set by the Employer at the time of Employee’s termination hereunder, payment of the severance described in this Section 4(v) shall be delayed for a period of six months immediately following the Employee’s termination of employment (the “409A Delay Period”). Payment of any severance amounts relating to the 409A Delay Period shall be made to the Employee in a single sum payment on the day immediately following the expiration of the 409A Delay Period and any remaining payments shall be made in accordance with the terms specified herein. Employee shall not be entitled to any interest on or in respect of any amounts under Section 4(v) hereof not paid during the 409A Delay Period. Notwithstanding anything herein to the contrary, the Employee shall only be entitled to receive the amounts set forth under Section 4(v) hereof upon the Employee’s “separation from service” within the meaning of the regulations issued under Code Section 409A.

It is intended that this Agreement comply with the provisions of Section 409A of the Code and this Agreement shall be limited, construed and interpreted in a manner consistent with this intent.”

2.             Except as amended hereby, the surviving provisions of the Employment Agreement shall remain in full force and effect.

3.             This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

UNITED INDUSTRIAL CORPORATION

By:	/s/ Anna-Maria G. Palmer
Name: Anna-Maria G. Palmer
Title: Vice President Human Resources

/s/ JAMES H. PERRY
JAMES H. PERRY